EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 Nos. 333-105627 and 333-44377 of Food Technology Service, Inc. of our report dated March 18, 2013 relating to our audit of the financial statements, which appears in the December 31, 2012 Annual Report on Form 10-K of Food Technology Service, Inc.

/s/ FERLITA, WALSH, GONZALEZ & RODRIGUEZ, P.A.

Ferlita, Walsh, Gonzalez & Rodriguez, P.A.
Tampa, Florida
March 27, 2013